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                          SCHRODER GLOBAL SERIES TRUST

                          INVESTMENT ADVISORY AGREEMENT

     AGREEMENT made the ___ day of ___________, 2003, between Schroder Global Series Trust (the "Trust"), a business trust organized under the laws of The Commonwealth of Massachusetts with its principal place of business at 875 Third Avenue, 22nd Floor, New York, New York 10022, and Schroder Investment Management North America Inc. (the "Adviser"), a corporation organized under the laws of the State of Delaware with its principal place of business at 875 Third Avenue, 22nd Floor, New York, New York 10022.

     WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "Act"), as an open-end management investment company and is authorized to issue Shares (as defined in the Trust's Agreement and Declaration of Trust, as amended from time to time (the "Declaration of Trust")) in separate series;

     WHEREAS, the Adviser provides investment advice and is registered with the Securities and Exchange Commission (the "Commission") as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and is registered with the United Kingdom Investment Management Regulatory Organization ("IMRO");

     WHEREAS, the Trust desires that the Adviser perform investment advisory services for each series of the Trust listed in Appendix A hereto (each a "Fund," and collectively the "Funds"), and the Adviser is willing to provide those services on the terms and conditions set forth in this Agreement; and

     WHEREAS, the Adviser is willing to render such investment advisory services to the Funds;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

     SECTION 1. THE TRUST; DELIVERY OF DOCUMENTS

     The Trust is engaged in the business of investing and reinvesting its assets in securities of the type and in accordance with the limitations specified in its Declaration of Trust and Registration Statement filed with the Commission under the Act, as may be supplemented from time to time, all in such manner and to such extent as may from time to time be authorized by the Trust's Board of Trustees (the "Board"). The Trust is currently authorized to issue multiple series of Shares and the Board is authorized to issue Shares in any number of additional series. The Trust has delivered to the Adviser copies of the Trust's Declaration of Trust and Registration Statement and will from time to time furnish the Adviser with any amendments thereof.

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     SECTION 2. INVESTMENT ADVISER; APPOINTMENT


     The Trust hereby employs the Adviser, subject to the direction and control of the Board, to manage the investment and reinvestment of the assets in each Fund and, without limiting the generality of the foregoing, to provide other services specified in Section 3 hereof.

     SECTION 3. DUTIES OF THE ADVISER

     (a) The Adviser shall make decisions with respect to all purchases and sales of securities and other investment assets in the Funds. To carry out such decisions, the Adviser is hereby authorized, as agent and attorney-in-fact for the Trust, for the account of, at the risk of and in the name of the Trust, to place orders and issue instructions with respect to those transactions of the Funds. In all purchases, sales and other transactions in securities for the Funds, the Adviser is authorized to exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

     (b) The Adviser will report to the Board at each meeting thereof all changes in the Funds since the prior report, and will keep the Board informed of important developments affecting the Trust, the Funds and the Adviser, and on its own initiative, will furnish the Board from time to time with such information as the Adviser may believe appropriate for this purpose, whether concerning the individual companies whose securities are included in a Fund's holdings, the industries in which they engage, or the economic, social or political conditions prevailing in each country in which the Fund maintains investments. The Adviser will also furnish the Board with such statistical and analytical information with respect to securities in the Funds as the Adviser may believe appropriate or as the Board reasonably may request. In making purchases and sales of securities for a Fund, the Adviser will bear in mind the policies set from time to time by the Board as well as the limitations imposed by the Trust's Declaration of Trust and Registration Statement under the Act, the limitations in the Act and in the Internal Revenue Code of 1986, as amended, in respect of regulated investment companies and the investment objectives, policies and restrictions of the Funds.

     (c) The Adviser will from time to time employ or associate with such persons as the Adviser believes to be particularly fitted to assist in the execution of the Adviser's duties hereunder, the cost of performance of such duties to be borne and paid by the Adviser. No obligation may be incurred on the Trust's behalf in any such respect.

     (d) The Adviser shall maintain records for each Fund relating to portfolio transactions and the placing and allocation of brokerage orders as are required to be maintained by the Trust under the Act. The Adviser shall prepare and maintain, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required by applicable law, all documents and records relating to the services provided by the Adviser pursuant to this Agreement required to be prepared and maintained by the Trust pursuant to the rules and

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regulations of any national, state, or local government entity with jurisdiction over the Trust, including the Commission and the Internal Revenue Service. The books and records pertaining to the Trust which are in possession of the Adviser shall be the property of the Trust. The Trust, or the Trust's authorized representatives, shall have access to such books and records at all times during the Adviser's normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided promptly by the Adviser to the Trust or the Trust's authorized representatives.

     SECTION 4. EXPENSES

     The Trust hereby confirms that the Trust shall be responsible and shall assume the obligation for payment of all the Trust's expenses, including: interest charges, taxes, brokerage fees and commissions; certain insurance premiums; fees, interest charges and expenses of the Trust's custodian and transfer agent; telecommunications expenses; auditing, legal and compliance expenses; costs of the Trust's formation and maintaining its existence; costs of preparing the Trust's registration statement, account application forms and interestholder reports and delivering them to existing and prospective interestholders; costs of maintaining books of original entry for portfolio and fund accounting and other required books and accounts and of calculating the net asset value of interests in the Trust; costs of reproduction, stationery and supplies; compensation of the Trust's trustees, officers and employees and costs of other personnel performing services for the Trust who are not officers of the Adviser or of Schroder Fund Advisors Inc. or affiliated persons of either; costs of Trust meetings; registration fees and related expenses for registration with the Commission and the securities regulatory authorities of other jurisdictions in which the Trust's interests are sold; state securities law registration fees and related expenses; and fees and out-of-pocket expenses payable to Schroder Fund Advisors Inc. under any placement agent, management or similar agreement.

     SECTION 5. STANDARD OF CARE

     (a) The Trust shall expect of the Adviser, and the Adviser will give the Trust the benefit of, the Adviser's best judgment and efforts in rendering its services to the Trust, and as an inducement to the Adviser's undertaking these services the Adviser shall not be liable hereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, the Adviser against any liability to the Trust or the Trust's interestholders to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser's duties hereunder, or by reason of the Adviser's reckless disregard of its obligations and duties hereunder. As used in this Section 5, the term "Adviser" shall include any affiliated person of the Adviser performing services for the Funds contemplated hereby and directors, officers and employees of the Adviser as well as the Adviser itself.

     (b) The Adviser shall not be liable for any losses caused by disturbances of its operations by virtue of force majeure, war, riot, or damage caused by nature or due to other events for which the Adviser is not responsible (e.g., strike, lock-out or losses caused by the

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imposition of foreign exchange controls, expropriation of assets or other acts of domestic or foreign authorities) except under the circumstances provided for in Section 5(a).

     The presence of exculpatory language in this Agreement shall not in any way limit or be deemed by anyone as in any way limiting causes of action and remedies which may, notwithstanding such language, be available to the Trust, the Trustees of the Trust, the Funds or any other party appointed pursuant to this Agreement (including without limitation any custodian), either under common law or statutory law principles applicable to fiduciary relationships or under the federal securities laws of the United States.

     SECTION 6. COMPENSATION

     In consideration of the foregoing, the Trust shall pay the Adviser, with respect to each of the Funds, a fee at an annual rate as listed in Appendix A hereto. Such fees shall be accrued by the Trust based on the average daily net assets of such Fund and shall be payable monthly in arrears on the first day of each calendar month for services performed hereunder during the prior calendar month. No fee shall be payable hereunder with respect to a Fund during any period in which the Fund invests all (or substantially all) of its investment assets in a registered, open-end management investment company, or separate series thereof, in accordance with Section 12(d)(1)(E) under the Act.

     SECTION 7. EFFECTIVENESS, DURATION, AND TERMINATION

     (a) This Agreement shall become effective with respect to a Fund immediately upon approval by a majority of the outstanding voting interests of that Fund.

     (b) This Agreement shall remain in effect with respect to a Fund for a period of two years from the date of its effectiveness and shall continue in effect for successive twelve-month periods (computed from each anniversary date of the approval) with respect to the Fund; provided that such continuance is specifically approved at least annually (i) by the Board or by the vote of a majority of the outstanding voting Shares of the Fund, and, in either case, by a majority of the Trust's trustees who are not parties to this Agreement or interested persons of any such party (other than as trustees of the Trust); provided further, however, that if this Agreement or the continuation of this Agreement is not approved as to a Fund, the Adviser may continue to render to that Fund the services described herein in the manner and to the extent permitted by the Act and the rules and regulations thereunder.

     (c) This Agreement may be terminated with respect to a Fund at any time, without the payment of any penalty, (i) by the Board or by a vote of a majority of the outstanding voting Shares of a Fund on 60 days' written notice to the Adviser or (ii) by the Adviser on 60 days' written notice to the Trust. This agreement shall terminate automatically upon assignment.

     SECTION 8. ACTIVITIES OF THE ADVISER

     Except to the extent necessary to perform its obligations hereunder, nothing herein shall be deemed to limit or restrict the Adviser's right, or the right of any of the Adviser's officers,

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directors or employees who may be a trustee, officer or employee of the Trust, or persons otherwise affiliated persons of the Trust to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association. It is specifically understood that officers, directors and employees of the Adviser and its affiliates may continue to engage in providing portfolio management services and advice to other investment companies, whether or not registered, and to other investment advisory clients. When other clients of the Adviser desire to purchase or sell a security at the same time such security is purchased or sold for the Funds, such purchases and sales will, to the extent feasible, be allocated among the Funds and such clients in a manner believed by the Adviser to be equitable to the Funds and such clients.

     SECTION 9. NOTICE

     Any notice or other communication required to be given pursuant to this Agreement shall be in writing or by telex and shall be effective upon receipt. Notices and communications shall be given, if to the Trust, at:

                           Schroder Global Series Trust
                           875 Third Avenue, 22nd Floor
                           New York, NY 10022
                           Attention:  Ms. Carin F. Muhlbaum, Esq.

and if to the Adviser, at:

                           Schroder Investment Management North America Inc. 875 Third Avenue, 22nd Floor
                           New York, New York 10022
                           Attention:  Ms. Catherine A. Mazza

     SECTION 10. MISCELLANEOUS

     (a) No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto and, if required by the Act, by a vote of a majority of the outstanding voting Shares of the Funds thereby affected. No amendment to this Agreement or the termination of this Agreement with respect to a Fund shall affect this Agreement as it pertains to any other Fund.

     (b) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

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     (c) This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     (d) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

     (e) This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

     (f) The Adviser confirms that each Fund is a "Non-private Customer" as defined in the rules of IMRO.

     (g) The terms "vote of a majority of the outstanding voting Shares," "interested person," "affiliated person" and "assignment" shall have the meanings ascribed in the Act to the terms "vote of a majority of the outstanding voting securities," "interested person," "affiliated person" and "assignment," respectively.

     SECTION 11. LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

     A copy of the Declaration of Trust of the Trust is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders of the Trust but are binding only upon the assets and property of the Trust.


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     IN WITNESS WHEREOF, the parties hereto have caused this Investment Advisory
Agreement to be duly executed all as of ______________ __, 2003.


                              SCHRODER GLOBAL SERIES TRUST
                              on behalf of the Funds listed in Appendix A hereto



                              -----------------------------------------
                              By:
                              Title:



                              SCHRODER INVESTMENT MANAGEMENT
                              NORTH AMERICA INC.



                              ------------------------------------------
                              By:
                              Title:


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                          SCHRODER GLOBAL SERIES TRUST
                          INVESTMENT ADVISORY AGREEMENT

                                   Appendix A


                                                         Annual Fee as a % of
                                                          the Average Daily
Funds of the Trust                                      Net Assets of the Fund
------------------                                      ----------------------

Schroder North American Equity Fund                              0.25%









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